UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM 8-K
                        CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 22, 1997






                 SOUTHWESTERN PUBLIC SERVICE COMPANY
        (Exact name of registrant as specified in its charter)

       New Mexico                         1-3789                75-0575400
State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                  Tyler at Sixth, Amarillo, Texas 79101
         (Address of principal executive offices)    (Zip Code)

Registrant's Telephone Number, including area code (806) 378-2121





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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 22, 1997, the Company notified its certifying accountants, Deloitte & Touche LLP, that the client-auditor relationship between the Company and Deloitte & Touche LLP will be terminated effective with the completion of the December 31, 1996 audit of the Company's consolidated financial statements. Additionally, the Company announced its new certifying accountants, Arthur Andersen LLP, to serve as independent accountants for the calendar year 1997. The decision to change accountants was made in conjunction with the anticipated merger with Public Service Company of Colorado and was recommended by the Audit Committee and approved by the Board of Directors.

         Deloitte & Touche's LLP's reports on the Company's financial statements during the two most recent fiscal years, preceding the date hereof contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the last two fiscal years and the subsequent interim periods preceding the date hereof, there were no disagreements between the Company and Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make a reference to the subject matter of the disagreements in connection with its reports.

         None of the "reportable events" described under Regulation S-K, Item 304(a)(1)(v), occurred within the Company's two most recent fiscal years and any subsequent interim periods preceding the date hereof.

         During the last two fiscal years and the subsequent interim periods preceding the date hereof, the Company did not consult Arthur Andersen LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 8. CHANGE IN FISCAL YEAR

         On April 22, 1997, the Board of Directors of Southwestern Public Service Company approved a change in the Company's fiscal year. The Company's new fiscal year will be for a twelve-month period ending December 31. Previously, the Company's fiscal year was a twelve-month period ending August 31.

         The Company's fiscal 1997 year will be a twelve-month period ending on December 31, 1997. The transition period from September 1, 1996, through
December 31, 1996, will be included within the Form 10-K for the four months ended December 31, 1996.


EXHIBITS INDEX

         (16) Letter of Deloitte & Touche LLP in connection with reporting a change in principal auditors.



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


         SOUTHWESTERN PUBLIC SERVICE COMPANY


                  /s/ Doyle R. Bunch II
         By
                  Doyle R. Bunch II
                  Executive Vice-President
                  Accounting and Corporate Development


DATE:   April 28, 1997